                                                                       Exhibit 3





                              AMENDED AND RESTATED
                        SHAREHOLDER RIGHTS PLAN AGREEMENT





                                     BETWEEN





                           NORTEL NETWORKS CORPORATION





                                     - and -





                           COMPUTERSHARE TRUST COMPANY
                                   OF CANADA,

                                 AS RIGHTS AGENT





================================================================================

                          DATED AS OF FEBRUARY 14, 2003
                  (amending and restating a shareholder rights
                   plan agreement dated as of March 13, 2000)


================================================================================

ARTICLE 1 INTERPRETATION..........................................................................................2



   1.1      CERTAIN DEFINITIONS...................................................................................2

   1.2      CURRENCY.............................................................................................14

   1.3      NUMBER AND GENDER....................................................................................15

   1.4      SECTIONS AND HEADINGS................................................................................15

   1.5      STATUTORY REFERENCES.................................................................................15

   1.6      DETERMINATION OF PERCENTAGE OWNERSHIP................................................................15

   1.7      ACTING JOINTLY OR IN CONCERT.........................................................................16

   1.8      GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.............................................................16


ARTICLE 2 THE RIGHTS.............................................................................................16



   2.1      LEGEND ON COMMON SHARE CERTIFICATES..................................................................16

   2.2      INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS.....................................17

   2.3      ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS......................................................20

   2.4      DATE ON WHICH EXERCISE IS EFFECTIVE..................................................................26

   2.5      EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES................................26

   2.6      REGISTRATION, TRANSFER AND EXCHANGE..................................................................26

   2.7      MUTILATED, LOST, STOLEN AND DESTROYED RIGHTS CERTIFICATES............................................27

   2.8      PERSONS DEEMED OWNERS................................................................................28

   2.9      DELIVERY AND CANCELLATION OF CERTIFICATES............................................................28

   2.10     AGREEMENT OF RIGHTS HOLDERS..........................................................................28


ARTICLE 3 ADJUSTMENTS TO THE RIGHTS..............................................................................29



   3.1      FLIP-IN EVENT........................................................................................29


   3.2      FIDUCIARY DUTIES OF THE BOARD OF DIRECTORS OF THE CORPORATION........................................31


ARTICLE 4 THE RIGHTS AGENT.......................................................................................31



   4.1      GENERAL..............................................................................................31

   4.2      MERGER, AMALGAMATION, CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT................................32

   4.3      DUTIES OF RIGHTS AGENT...............................................................................33

   4.4      CHANGE OF RIGHTS AGENT...............................................................................34


ARTICLE 5 MISCELLANEOUS..........................................................................................35



   5.1      REDEMPTION, WAIVER AND TERMINATION...................................................................35

   5.2      EXPIRATION...........................................................................................37

   5.3      ISSUANCE OF NEW RIGHTS CERTIFICATES..................................................................37

   5.4      SUPPLEMENTS AND AMENDMENTS...........................................................................38

   5.5      FRACTIONAL RIGHTS AND FRACTIONAL SHARES..............................................................39

   5.6      RIGHTS OF ACTION.....................................................................................40

   5.7      HOLDER OF RIGHTS NOT DEEMED A SHAREHOLDER............................................................40

   5.8      NOTICE OF PROPOSED ACTIONS...........................................................................40

   5.9      NOTICES..............................................................................................41

   5.10     COSTS OF ENFORCEMENT.................................................................................41

   5.11     REGULATORY APPROVALS.................................................................................41

   5.12     DECLARATION AS TO NON-CANADIAN AND NON-U.S. HOLDERS..................................................42

   5.13     SUCCESSORS...........................................................................................42

   5.14     BENEFITS OF THIS AGREEMENT...........................................................................42

   5.15     SHAREHOLDER REVIEW...................................................................................42

   5.16     DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS..................................................43

   5.17     GOVERNING LAW........................................................................................43


   5.18     LANGUAGE.............................................................................................43

   5.19     COUNTERPARTS.........................................................................................43

   5.20     SEVERABILITY.........................................................................................43

   5.21     EFFECTIVE DATE.......................................................................................43

   5.22     TIME OF THE ESSENCE..................................................................................44

                              AMENDED AND RESTATED
                        SHAREHOLDER RIGHTS PLAN AGREEMENT


THIS AMENDED AND RESTATED AGREEMENT dated as of February 14, 2003 (amending and restating a shareholder rights plan agreement of the Corporation dated as of March 13, 2000).


BETWEEN:


                           NORTEL NETWORKS CORPORATION

                               (the "CORPORATION")

                                     - and -

                      COMPUTERSHARE TRUST COMPANY OF CANADA

                              (the "RIGHTS AGENT")

WHEREAS:

A. The Board of Directors determined that it was advisable to adopt a shareholder rights plan (the "Rights Plan") to ensure, to the extent possible, that all shareholders of the Corporation are treated fairly in connection with any take-over offer for the equity securities of the Corporation.

B. The Corporation (then called New Nortel Inc.) and Montreal Trust Company of Canada entered into a shareholder rights plan agreement (the "Original Agreement") dated as of March 13, 2000 in order to adopt the Rights Plan.

C. Pursuant to an Assignment of Agencies Agreement dated January 15, 2001, the rights and obligations of Montreal Trust Company of Canada under the Original Agreement were assigned to the Rights Agent.

D.       In order to implement the Rights Plan, the Board of Directors:

         (a) authorized and declared a distribution of one right (a "Right") in respect of each Common Share outstanding at the Record Time;

         (b) authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time; and

         (c) authorized the issuance of Rights Certificates to holders of Rights pursuant to the terms and subject to the conditions set forth in the Original Agreement.

E. Section 5.15 of the Original Agreement requires that the Board of Directors submit to the Independent Shareholders at or prior to the annual meeting of the Corporation's shareholders to take place in 2003 a resolution ratifying the continued existence of the Original Agreement.

F. The Board of Directors wishes to make certain amendments to the Original Agreement in connection with the ratification of the continued existence of the Rights Plan, which amendments will require the approval of the Independent Shareholders in accordance with Section 5.4 of the Original Agreement.

G. The Corporation and the Rights Agent wish to amend and restate the Original Agreement by entering into this Agreement, which amendment and restatement shall become effective upon the Independent Shareholders approving the continued existence of the Original Agreement as amended hereby.

H. The Corporation desires to confirm its appointment of Computershare Trust Company of Canada as the Rights Agent to act on behalf of the Corporation, and the Rights Agent is willing to continue to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights and the other matters referred to herein.

         NOW THEREFORE in consideration of the premises and respective agreements set forth herein, the parties hereby agree as follows:


                                   ARTICLE 1
                                 INTERPRETATION

1.1      CERTAIN DEFINITIONS.

For the purposes of this agreement (the "AGREEMENT"), including the recitals hereto, the following terms have the meanings indicated:

(a) "ACQUIRING PERSON" shall mean any Person who is at any time after the Effective Date the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation; provided, however, that the term "ACQUIRING PERSON" shall not include:

         (i) the Corporation or any corporation controlled by the Corporation;

         (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or any combination of:

                  (A)      a Voting Share Reduction;

                  (B)      a Permitted Bid Acquisition;

                  (C)      an Exempt Acquisition; or

                  (D)      a Pro Rata Acquisition;

                  provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the outstanding Voting Shares by reason of one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition, and thereafter becomes the Beneficial Owner of an additional one percent of the Voting Shares then outstanding (otherwise than pursuant to a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition or any combination thereof), then, as of the date that such Person becomes a Beneficial Owner of such additional Voting Shares, such Person shall become an "ACQUIRING PERSON";

         (iii) for a period of 10 days after the "DISQUALIFICATION DATE" (as hereinafter defined), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on clause 1.1(g)(vi) solely because such Person makes or announces a current intention to make a Take-over Bid, alone or by acting jointly or in concert with any other Person. For the purposes of this definition, "DISQUALIFICATION DATE" means the first date of public announcement indicating that any Person has made or participated in, is making or participating in, or proposes to make or participate in a Take-over Bid, alone or by acting jointly or in concert with any other Person; or

         (iv) an underwriter or member of a banking or selling group acting in such capacity that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution of securities pursuant to an underwriting agreement with the Corporation.

(b) "AFFILIATE", when used to indicate a relationship with a specified body corporate, means a Person that directly or indirectly controls, or is controlled by, or is under common control with, such specified body corporate.

(c) "AMENDMENT DATE" means the date upon which this Agreement amends, restates and supercedes the Original Agreement in accordance with
         Section 5.21.

(d) "ARRANGEMENT" means the arrangement under the provisions of Section 192 of the Canada Business Corporations Act set forth in the Plan of Arrangement.

(e) "ARRANGEMENT AGREEMENT" means the amended and restated arrangement agreement made as of January 26, 2000 between BCE Inc., 3056074 Canada Inc., 3263207 Canada Inc., Pre-Arrangement Nortel and the Corporation, as the same may be amended from time to time in accordance with its terms.

(f) "ASSOCIATE" shall mean, when used to indicate a relationship with a specified Person, (i) a spouse of that Person, (ii) any Person of the same or opposite sex with whom that Person is living in a conjugal relationship outside marriage, (iii) a child of that Person, (iv) another relative of that Person if that relative has the same residence as that Person or (v) any relative of such spouse, child or other Person referred to in the immediately preceding clauses (i), (ii), (iii) or (iv) above, if that relative has the same residence as the specified Person.

(g) A Person shall be deemed the "BENEFICIAL OWNER" of, and to have "BENEFICIAL OWNERSHIP" of, and to "BENEFICIALLY OWN":

         (i) any securities of which such Person or any of such Person's Affiliates or Associates is owner at law or in equity;

         (ii) any securities which the Person or any of such Person's Affiliates or Associates has the right to acquire within 60 days (whether such right is exercisable immediately or after the passage of not more than 60 days thereafter or upon the occurrence of a contingency or the making of a payment) pursuant to any Convertible Security, agreement, arrangement, pledge or understanding, whether or not in writing (other than (A) customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a distribution of securities or (B) pledges of securities in the ordinary course of the pledgee's business); and

         (iii) any securities that are Beneficially Owned within the meaning of clauses (i) or (ii) of this Subsection 1.1(g) by any other Person with which such Person is acting jointly or in concert;

         provided, however, that a Person shall not be deemed the "BENEFICIAL OWNER" of, or to have "BENEFICIAL OWNERSHIP" of, or to "BENEFICIALLY OWN", any security;

         (iv) because such security has been deposited or tendered pursuant to a Take-over Bid made by such Person or any of such Person's Affiliates or Associates or any other Person acting jointly or in concert with such Person until such deposited or tendered security is taken up or paid for, whichever shall first occur;

         (v) because such security has been agreed to be deposited or tendered pursuant to a Lock-up Agreement until such deposited or tendered security is taken up or paid for, whichever shall first occur;

         (vi) because (A) such Person or any of the Affiliates or Associates of such Person holds such security provided that the ordinary business of any such Person (the "FUND MANAGER") includes the management of investment funds for others and such security is held by the Fund Manager in the ordinary course of such business in the performance of such Fund Manager's duties for the account of any other Person (a "CLIENT") including non-discretionary accounts held on behalf of a Client by a broker or dealer or broker-dealer registered under applicable law; (B) such Person (the "TRUST COMPANY") is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an "ESTATE ACCOUNT") or in relation to other accounts (each an "OTHER ACCOUNT") and holds such security in the ordinary course of such duties for such Estate Accounts or for such Other Accounts; (C) such Person (the "PLAN ADMINISTRATOR") is the administrator or the trustee of one or more pension funds or plans (a "PLAN") registered under the laws of Canada or any province thereof or the laws of the United States of America or any state thereof;
                  (D) such Person (the "CROWN AGENT") is established by statute for purposes that include, and the ordinary business or activity of such Person includes, the management of investment funds for employee benefit plans, pension plans, insurance plans, or various public bodies; or (E) such Person is a Plan; provided, however, that in any of the foregoing cases the Fund Manager, the Trust Company, the Plan Administrator, the Crown Agent or the Plan, as the case may be, is not then making or has not then announced a current intention to make a Take-over Bid, alone or by acting jointly or in concert with any other Person, other than an Offer to Acquire Voting Shares or other securities (x) pursuant to a distribution by the Corporation or (y) by means of a Permitted Bid or (z) by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter-market;

         (vii) because such Person is a Client of the same Fund Manager as another Person on whose account the Fund Manager holds such security, or because such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or because such Person is a Plan with the same Plan Administrator as another Plan on whose account the Plan Administrator holds such security;

         (viii) because such Person is a Client of a Fund Manager and such security is owned at law or in equity by the Fund Manager or because such Person is an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company or such Person is a Plan and such security is owned at law or in equity by the Plan Administrator; or

         (ix) because such Person is the registered holder of securities as a result of carrying on the business of, or acting as, a nominee of a securities depositary.

         For purposes of this Agreement, in determining the percentage of the outstanding Voting Shares with respect to which a Person is, or is deemed to be, the Beneficial Owner, any unissued Voting Shares as to which such Person is deemed the Beneficial Owner pursuant to this Subsection 1.1(g) shall be deemed outstanding.

(h) "BOARD OF DIRECTORS" shall mean the board of directors of the Corporation or any duly constituted and empowered committee thereof.

(i) "BUSINESS DAY" shall mean any day, other than a Saturday or Sunday or a day on which banking institutions in the City of Toronto or the City of New York are authorized or obligated by law to close.

(j) "CANADIAN DOLLAR EQUIVALENT" of any amount which is expressed in United States dollars shall mean on any date the Canadian dollar equivalent of such amount determined by reference to the U.S. - Canadian Exchange Rate in effect on such date.

(k) "CANADA BUSINESS CORPORATIONS ACT" shall mean the Canada Business Corporations Act, R.S.C. 1985, c.C-44, as amended and the regulations thereunder, as from time to time in effect.

(l) "CLOSE OF BUSINESS" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next Business
         Day) at which the principal office of the transfer agent for the Common Shares in Toronto, Ontario (or after the Separation Time, the principal office of the Rights Agent in Toronto, Ontario) is closed to the public.

(m) "CLOSING PRICE" per security of any securities on any date of determination shall mean:

         (i) the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for such securities on such date as reported by the stock exchange or national securities quotation system on which such securities are listed or admitted to trading (provided that, if at the date of determination such securities are listed or admitted to trading on more than one stock exchange or national securities quotation system, such price or prices shall be determined based on the stock exchange or quotation system on which such securities are then listed or admitted to trading on which the largest number of such securities were traded during the most recently completed calendar year or, if a calendar year has not been completed prior to the date of determination, during such shorter period as the Board of Directors acting in good faith determines to be appropriate); or

         (ii) if for any reason none of such prices is available on such date or the securities are not listed or admitted to trading on a stock exchange or a national securities quotation system on such date, the last sale price, or in case no sale takes place on such date, the average of the high bid and low asked prices for each of such securities in the over-the-counter market;

         provided, however, that (A) if for any reason none of such prices are available on such date, the "CLOSING PRICE" per security of such securities on such date shall mean the fair value per security of the securities on such date as determined at the request of the Board of Directors by a nationally or internationally recognized investment dealer or investment banker; and (B) if the Closing Price so determined is expressed in United States dollars, such amount shall be converted to the Canadian Dollar Equivalent.

(n) "COMMON SHARES" means the Common Shares in the share capital of the Corporation as constituted at the Record Time, as such shares may be subdivided, consolidated, reclassified or otherwise changed from time to time, and "COMMON SHARES" when used with reference to any Person other than the Corporation means the class or classes of shares (or similar equity interests) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interests having power (whether or not exercised) to control or direct the management of such other Person or, if such other Person is a corporation controlled by another Person, the Person (other than an individual) that ultimately controls such first mentioned other Person.

(o)      "COMPETING PERMITTED BID" means a Take-Over Bid that:

         (i) is made after a Permitted Bid has been made and prior to the expiry of the Permitted Bid;

         (ii) satisfies all components of the definition of a Permitted Bid other than the requirement in paragraph (ii)(A)(x) thereof; and

         (iii) contains, and the take-up and payment for securities tendered or deposited thereunder is subject to, irrevocable and unqualified conditions that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the Close of Business on a date that is no earlier than the later of (A) 35 days (or such longer minimum period of days that a take-over bid must remain open for acceptance under the Securities Act) after the date of the Take-over Bid; and (B) the 60th day after the earliest date on which any other Permitted Bid that is then in existence was made.

(p) "CONTROLLED": a body corporate is "CONTROLLED" by another Person or two or more Persons acting jointly or in concert if and only if:

         (i) securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person or two or more persons acting jointly or in concert; and

         (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such body corporate;

         and "CONTROLS", "CONTROLLING" "UNDER COMMON CONTROL WITH" shall be interpreted accordingly.

(q) "CONVERTIBLE SECURITY" means, with respect to any security, a security convertible into or exercisable or exchangeable for the first-mentioned security including, without limitation, options and warrants.

(r) "CO-RIGHTS AGENTS" shall have the meaning ascribed thereto in Subsection 4.1(a).

(s)      "DISPOSITION DATE" has the meaning ascribed thereto in Subsection
         5.1(b).

(t) "EFFECTIVE DATE" shall mean May 1, 2000, being the date upon which the Arrangement became effective.

(u)      "ELECTION TO EXERCISE" has the meaning ascribed thereto in Subsection
         2.2(d).

(v) "EXEMPT ACQUISITION" means a share acquisition in respect of which the Board of Directors has waived the application of Section 3.1 pursuant to Subsection 5.1(b), 5.1(d) or 5.1(e).

(w) "EXERCISE PRICE" shall mean, as of any date from and after the Separation Time, the price at which a holder of a Right may purchase the securities issuable upon exercise of one whole Right which, subject to adjustment in accordance with the terms hereof, shall be an amount equal to three times the Market Price per Common Share determined as of the Separation Time.

(x) "EXPIRATION TIME" shall mean the earlier of (i) the Termination Time; and (ii) the Close of Business on the date the annual meeting of shareholders of the Corporation is held in 2006; provided, however, that if the resolution referred to in Section 5.15 is approved by the Independent Shareholders in accordance with Section 5.15 at or prior to such annual meeting, "EXPIRATION TIME" shall mean the earlier of (A) the Termination Time; and (B) the Close of Business on the date the annual meeting of shareholders of the Corporation is held in 2009.

(y) "FIDUCIARY" shall mean, when acting in that capacity, a trust company registered under the trust company legislation of Canada or any province thereof, a trust company organized under the laws of any state of the United States, a portfolio manager registered under the securities legislation of one or more provinces of Canada or an investment adviser registered under the United States Investment Advisers Act of 1940 or any other securities legislation of the United States or any state of the United States.

(z) "FLIP-IN EVENT" shall mean a transaction or event in or pursuant to which any Person becomes an Acquiring Person.

(aa)     "HOLDER" shall have the meaning ascribed thereto in Section 2.8.

(bb) "INDEPENDENT SHAREHOLDERS" shall mean holders of outstanding Voting Shares, other than Voting Shares Beneficially Owned by (i) any Acquiring Person or Offeror other than a Person who is deemed not to Beneficially Own such Voting Shares by reason of Clause 1.1(g)(vi) hereof, (iii) any Person acting jointly or in concert with such Acquiring Person or Offeror; (iv) any Associate or Affiliate of such Acquiring Person or Offeror; and (v) any employee benefit plan, stock purchase plan, deferred profit sharing plan and any similar plan or trust for the benefit of employees of the Corporation or a corporation controlled by the Corporation, unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or withheld from voting or direct whether the Voting Shares are to be tendered to a Take-over Bid.

(cc) "LOCK-UP AGREEMENT" means an agreement between an Offeror or any Affiliate or Associate of an Offeror and one or more holders of Voting Shares (each such holder herein referred to as a "LOCKED-UP PERSON") who are not Affiliates or Associates of the Offeror and who are not, other than by virtue of entering into such agreement, acting jointly or in concert with the Offeror, the terms of which are publicly disclosed and a copy of which is made available to the public (including the Corporation) not later than the date of the Lock-up Bid (as hereinafter defined) or, if the Lock-up Bid has been made prior to the date of the Lock-up Agreement, forthwith following the entering into of the Lock-up Agreement and, in any event, not later than the day immediately following the date the Lock-up Agreement was entered into, pursuant to which each Locked-up Person agrees to deposit or tender the Voting Shares held by such holder to a Take-over Bid (the "LOCK-UP BID") made by the Offeror or any Affiliates or Associates of the Offeror or any other Person acting jointly or in concert with the Offeror provided that:

         (i) the Lock-up Agreement permits the Locked-up Person to withdraw its Voting Shares from the Lock-up Agreement and the Lock-up Bid in order to deposit or tender the Voting Shares to another Take-over Bid or to support another transaction prior to the Voting Shares being taken up and paid for under the Lock-up
                  Bid:

                  (A) at a price or value per Voting Share that exceeds the price or value per Voting Share offered under the Lock-up Bid; or

                  (B) for a number of Voting Shares that exceeds by as much as or more than a number (the "SPECIFIED NUMBER") specified in the Lock-up Agreement the number of Voting Shares that the Offeror has offered or proposes to offer to purchase under the Lock-up Bid at a price or value per Voting Share that is not less than the price or value per Voting Share offered or proposed to be offered under the Lock-up Bid, provided that the Specified Number is not greater than 7% of the number of Voting Shares offered to be purchased or proposed to be purchased under the Lock-up Bid; or

                  (C) at such price or value that exceeds by as much as or more than an amount (the "SPECIFIED AMOUNT") specified in the Lock-up Agreement the offering price for each Voting Share contained in or proposed to be contained in the Lock-up Bid, provided that the Specified Amount is not greater than 7% of the offering price contained in or proposed to be contained in the Lock-up Bid;

                  for greater certainty, the Lock-Up Agreement may contain a right of first refusal or require a period of delay to give the Person who made the Lock-up Bid an opportunity to match a higher price in another Take-over Bid or transaction or other similar limitation on a Locked-up Person's right to withdraw Voting Shares from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares during the period of the other Take-over Bid or transaction; and

         (ii) no "break-up" fees, "topping" fees, penalties, expenses or other amounts that exceed in aggregate the greater of:

                  (A) 2 1/2% of the price or value of the aggregate consideration payable under the Lock-up Bid to a Locked-up Person; and

                  (B) 50% of the amount by which the price or value of the consideration received by a Locked-up Person under another Take-over Bid or transaction exceeds the price or value of the consideration that the Locked-up Person would have received under the Lock-up Bid;

                  shall be payable by such Locked-up Person if the Locked-up Person fails to deposit or tender Voting Shares to the Lock-up Bid, or withdraws Voting Shares previously tendered thereto, in order to deposit or tender such Voting Shares to another Take-over Bid or support another transaction.

(dd) "MARKET PRICE" per security of any securities on any date of determination shall mean the average of the daily Closing Prices per security of such securities on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date of determination; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused any Closing Price used to determine the Market Price on any Trading Day not to be fully comparable with the Closing Price on the Trading Day immediately preceding such date of determination, each such Closing Price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof (as determined by the Board of Directors acting in good faith) in order to make it fully comparable with the Closing Price on the Trading Day immediately preceding such date of determination.

(ee)     "NOMINEE" has the meaning ascribed thereto in Subsection 2.2(c).

(ff)     "OFFER TO ACQUIRE" shall include:

         (i) an offer to purchase or a solicitation of an offer to sell Voting Shares, or a public announcement of an intention to make such an offer or solicitation; and

         (ii) an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited;

         or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

(gg) "OFFEROR" shall mean a Person who has announced a current intention to make, or who is making, a Take-over Bid.

(hh) "OFFEROR'S SECURITIES" shall mean the Voting Shares Beneficially Owned on the date of a Take-over Bid by an Offeror.

(ii) "ORIGINAL AGREEMENT" has the meaning ascribed thereto in recital B to this Agreement.

(jj) "PERMITTED BID" means a Take-over Bid made by way of a take-over bid circular which also complies with the following additional provisions:

         (i) the Take-over Bid is made to all holders of record of Voting Shares, other than the Offeror;

         (ii) the Take-over Bid contains, and the take-up and payment for securities tendered or deposited thereunder is subject to, irrevocable and unqualified conditions that:

                  (A) no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid (x) prior to the Close of Business on a date which is not less than 60 days following the date of the Take-over Bid and (y) unless, at the Close of Business on that date, the Voting Shares deposited or tendered pursuant to the Take-over Bid and not withdrawn constitute more than 50% of the Voting Shares outstanding which are held by Independent Shareholders;

                  (B) unless the Take-over Bid is withdrawn, Voting Shares may be deposited pursuant to such Take-over Bid at any time prior to the Close of Business on the date of the first take-up of or payment for Voting Shares;

                  (C) any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

                  (D) in the event that the requirement set forth in subclause (A)(y) of this Clause 1.1(jj)(ii) is satisfied, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 Business Days from the date of such public announcement.

         For purposes of this Agreement, the term "PERMITTED BID" shall include a Competing Permitted Bid.

(kk) "PERMITTED BID ACQUISITION" means an acquisition of Voting Shares made pursuant to a Permitted Bid.

(ll) "PERSON" includes any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, government, governmental body or authority, corporation, or other incorporated or unincorporated organization, syndicate or other entity.

(mm) "PLAN OF ARRANGEMENT" means the plan of arrangement set out in the Arrangement Agreement as the same may be amended from time to time in accordance with terms of the Arrangement Agreement.

(nn) "PRE-ARRANGEMENT COMMON SHARES" means the common shares of Pre-Arrangement Nortel.

(oo) "PRE-ARRANGEMENT NORTEL" means Nortel Networks Limited as such corporation existed prior to the Arrangement.

(pp) "PRIOR YEARS" means any fiscal year of Pre-Arrangement Nortel prior to the 2000 fiscal year.

(qq) "PRO RATA ACQUISITION" means an acquisition by a Person of Voting Shares pursuant to (i) any dividend reinvestment plan, such purchase plan or other plan of the Corporation made available to all holders of Voting Shares (other than holders resident in any jurisdiction where participation in such plan is restricted or impractical as a result of applicable law); (ii) a stock dividend, a stock split or other event pursuant to which such Person becomes the Beneficial Owner of Voting Shares on the same pro rata basis as all other holders of Voting Shares of the same class or series; (iii) the acquisition or exercise of rights to purchase Voting Shares distributed to all holders of Voting Shares (other than holders resident in any jurisdiction where such distribution or exercise is restricted or impractical as a result of applicable law) by the Corporation pursuant to a rights offering (but only if such rights are acquired directly from the Corporation), provided that such Person does not thereby acquire a greater percentage of the Voting Shares represented by the rights so distributed than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition or exercise; or (iv) a distribution of Voting Shares or Convertible Securities in respect thereof offered pursuant to a prospectus or by way of a private placement by the Corporation or a conversion or exchange of any such Convertible Security, provided that such Person does not thereby acquire a greater percentage of Voting Shares or Convertible Securities so offered than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition.

(rr) "RECORD TIME" means on the Close of Business on the fourth TSE Trading Day immediately following (but not including) the Effective Date, after giving effect to the subdivision of the common shares of the Corporation on a two-for-one basis pursuant to the Arrangement.

(ss) "REDEMPTION PRICE" shall have the meaning attributed thereto in Subsection 5.1(a).

(tt) "REGULAR CASH DIVIDEND" means cash dividends paid on the Common Shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed in the aggregate in any fiscal year the greatest of:

         (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

         (ii) 300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

         (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year;

         provided however that if the provisions of this Subsection 1.1(tt) require the calculation of cash dividends or net income in respect of the fiscal year of the Corporation ending on December 31, 2000, or in respect of any period prior thereto then, for the purpose of determining the applicable limits set out in clauses (i), (ii) and
         (iii) of this Subsection 1.1(tt), (A) any cash dividend declared payable by Pre-Arrangement Nortel on the Pre-Arrangement Common Shares to shareholders of record at any time prior to the

         Record Time shall be deemed to have been paid at such time by the Corporation on its Common Shares; and (B) the consolidated net income of Pre-Arrangement Nortel, before extraordinary items, for each Prior Year shall be deemed to be the consolidated net income of the Corporation, before extraordinary items, for such year, in each case as if the Corporation had existed at such time.

(uu) "RIGHT" shall mean the herein described rights to purchase securities pursuant to the terms and subject to the conditions set forth herein.

(vv) "RIGHTS CERTIFICATE" shall mean the certificates representing the Rights after the Separation Time which shall be substantially in the form attached hereto as Exhibit A.

(ww) "RIGHTS REGISTER" and "RIGHTS REGISTRAR" shall have the respective meanings ascribed thereto in Subsection 2.6(a).

(xx) "SECURITIES ACT" shall mean the Securities Act (Ontario), R.S.O. 1990, c.S.5, as amended and the regulations and rules made thereunder, as from time to time in effect.

(yy) "SEPARATION TIME" means the Close of Business on the eighth Trading Day after the earlier of:

         (i)      the Stock Acquisition Date; and

         (ii) the date of the commencement of, or first public announcement or disclosure of the intent of any Person (other than the Corporation or any corporation controlled by the Corporation) to commence, a Take-over Bid (other than a Permitted Bid, so long as such Take-over Bid continues to satisfy the requirements of a Permitted Bid);

         or such later Business Day as may be determined at any time or from time to time by the Board of Directors provided, however, that if any such Take-over Bid expires, is canceled, is terminated or is otherwise withdrawn prior to the Separation Time, without securities deposited thereunder being taken up and paid for, such Take-over Bid shall be deemed, for purposes of this Subsection 1.1(yy), never to have been made, and, provided further, that if the Board of Directors determines, pursuant to Section 5.1, to waive the application of Section 3.1 to a Flip-In Event, the Separation Time in respect of such Flip-In Event shall be deemed never to have occurred.

(zz) "STOCK ACQUISITION DATE" shall mean the first date of public announcement or disclosure by the Corporation or an Acquiring Person of facts indicating that a Person has become an Acquiring Person (which, for the purposes of this definition, shall include, without limitation, a report filed pursuant to Section 101 of the Securities Act or Section 13(d) of the U.S. Exchange Act disclosing such information).

(aaa) "TAKE-OVER BID" means an Offer to Acquire Voting Shares of any class, or Convertible Securities with respect thereto, where the Voting Shares subject to the Offer to Acquire, together with the Voting Shares into or for which the securities subject to the Offer to

         Acquire are convertible or exchangeable and the Offeror's Securities constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire.

(bbb) "TERMINATION TIME" means the time at which the right to exercise Rights shall terminate pursuant to Section 5.1 hereof.

(ccc) "TRADING DAY" when used with respect to any securities, means the day on which the principal Canadian or United States securities exchange (as determined by the Board of Directors acting in good faith) on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian or United States securities exchange, a Business Day.

(ddd) "TSE TRADING DAY" means a day on which The Toronto Stock Exchange is open for the transaction of business.

(eee)    "U.S. - CANADIAN EXCHANGE RATE" on any date shall mean:

         (i) if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

         (ii) in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors from time to time acting in good faith;

(fff) "U.S. EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as from time to time in effect.

(ggg) "VOTING SHARE REDUCTION" means an acquisition, redemption or cancellation by the Corporation or any corporation controlled by the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding, increases the percentage of Voting Shares Beneficially Owned by any Person to 20% or more of the Voting Shares then outstanding.

(hhh) "VOTING SHARES" means the Common Shares and any other securities the holders of which are entitled to vote generally on the election of directors of the Corporation, and "VOTING SHARES", when used with reference to any Person other than the Corporation, means common shares of such other Person and any other securities the holders of which are entitled to vote generally on the election of the directors of such other Person.

1.2      CURRENCY

         All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3      NUMBER AND GENDER

         Wherever the context will require, terms (including defined terms) used herein importing the singular number only shall include the plural and vice versa and words importing any one gender shall include all others.

1.4      SECTIONS AND HEADINGS

         The division of this Agreement into Articles, Sections, Subsections, Clauses and Subclauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms this "AGREEMENT", "HEREUNDER", "HEREOF" and similar expressions refer to this Agreement as amended or supplemented from time to time and not to any particular Article, Section or other portion hereof and include any Agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections, Subsections, Clauses and Subclauses are to Articles, Sections, Subsections, Clauses and Subclauses of this Agreement.

1.5      STATUTORY REFERENCES

         Unless the context otherwise requires, any reference to a specific Section, Subsection, Clause or Rule of any statute or regulation shall be deemed to refer to the same as it may be amended, reenacted or replaced or, if repealed and there shall be no replacement therefor, to the same as it is in effect on the date of this Agreement.

1.6      DETERMINATION OF PERCENTAGE OWNERSHIP

         The percentage of Voting Shares Beneficially Owned by any Person, shall, for the purposes of this Agreement, be and be deemed to be the product determined by the formula:

              100 x    A
                       -
                       B

              where:

              A = the aggregate number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person; and

              B = the aggregate number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

Where any person is deemed to Beneficially Own unissued Voting Shares pursuant to Subsection 1.1(g), such Voting Shares shall be deemed to be outstanding for the purpose of both A and B in the formula above.

1.7      ACTING JOINTLY OR IN CONCERT

         For the purposes of this Agreement, a Person is acting jointly or in concert with every Person who is a party to an agreement, commitment or understanding, whether formal or informal and whether or not in writing, with the first Person to acquire or to offer to acquire Voting Shares or Convertible Securities in respect thereof (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities or pursuant to a pledge of securities in the ordinary course of the pledgee's business).

1.8      GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to the recommendations at the relevant time of the Canadian Institute of Chartered Accountants, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided herein to be applicable on an unconsolidated basis) as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any document contemplated hereby, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

                                   ARTICLE 2
                                   THE RIGHTS

2.1      LEGEND ON COMMON SHARE CERTIFICATES

(a) Certificates representing the Common Shares, including without limitation Common Shares issued upon the conversion of Convertible Securities, issued after the Record Time but prior to the Close of Business on the earlier of the Separation Time and the Expiration Time shall also evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the legend set forth in the Original Agreement (which legend shall be deemed for all purposes to be amended to read the same as set forth below), but Common Share certificates issued after the Amendment Date but prior to the Close of Business on the earlier of the Separation Time and the Expiration Time shall have impressed on, printed on, written on, or otherwise affixed to them the following legend:

         "Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Shareholder Rights Plan Agreement, dated as of February 14, 2003, between the Corporation and Computershare Trust Company of Canada, as rights agent, (the "Rights Agent") as the same may from time to time be amended, varied, restated or replaced (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the registered office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, whether currently held by or on behalf of such Person or any subsequent holder) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor."

         "Jusqu'a l'heure de separation (definie dans la convention visant les Droits mentionnee ci-dessous), le present certificat atteste egalement que son porteur jouit de certains Droits stipules dans une convention visant un regime de droits de souscription des actionnaires modifiee et mise a jour intervenue en date du 14 fevrier 2003 entre la Societe et la Societe de fiducie Computershare du Canada, a titre d'agent des Droits (<< agent des Droits >>), en sa version pouvant etre modifiee, mise a jour ou remplacee de temps a autre (<< convention visant les Droits >>), convention dont les conditions sont integrees dans les presentes par renvoi et dont une copie se trouve dans les dossiers tenus au siege social de la Societe. Dans certaines circonstances stipulees dans la convention visant les Droits, ces Droits peuvent etre modifies ou rachetes ou peuvent expirer ou devenir nuls (si, dans certains cas, ils sont << detenus a titre de veritable proprietaire >> par une << personne faisant une acquisition >>, selon la definition de ces termes dans la convention visant les Droits, qu'ils soient detenus actuellement par cette personne ou un porteur ulterieur ou pour le compte de ceux-ci). Les Droits peuvent aussi etre attestes par des certificats distincts et peuvent ne plus etre attestes par le present certificat. La Societe postera ou fera poster sans frais une copie de la convention visant les Droits au porteur du present certificat des que possible apres la reception d'une demande ecrite a cet effet."

(b) Certificates representing Common Shares that have been issued prior to and remain outstanding at the Record Time or the Amendment Date, as the case may be, shall evidence one Right for each Common Share evidenced thereby until the earlier of the Separation Time and the Expiration Time notwithstanding the absence of the legend required by Subsection 2.1(a).

2.2      INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS

(a) Subject to adjustment as herein set forth, including without limitation as set forth in Article 3, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price (which Exercise Price and number of Common Shares are subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its subsidiaries shall be void.

(b) Until the Separation Time, (i) the Rights shall not be exercisable and no Right may be exercised; and (ii) for administrative purposes, each Right will be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof

         (which certificate shall be deemed to represent a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

(c) From and after the Separation Time and prior to the Expiration Time, the Rights may be exercised, and the registration and transfer of the Rights shall be separate from and independent of Common Shares. Promptly following the Separation Time, the Corporation will prepare or cause to be prepared and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time and, in respect of each Convertible Security converted into Common Shares after the Separation Time and prior to the Expiration Time, promptly after such conversion, the Corporation will prepare or cause to be prepared and the Rights Agent will mail to the holder so converting (other than in each case an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such rights (a "NOMINEE")) at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such record to the Rights Agent for this purpose):

         (i) a Rights Certificate in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or judicial or administrative order, or with any article, requirement or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

         (ii) a disclosure statement prepared by the Corporation describing the Rights;

         provided that a Nominee shall be sent the materials provided for in (i) and (ii) only in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person and the Corporation may require any Nominee or suspected Nominee to provide such information and documentation as the Corporation may reasonably require for such purpose.

(d) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at its principal office in Toronto, or any other office of the Rights Agent designated for that purpose from time to time by the Corporation:

         (i)      the Rights Certificate evidencing such Rights;

         (ii) an election to exercise (an "ELECTION TO EXERCISE") substantially in the form attached to the Rights Certificate duly completed and executed in a manner acceptable to the Rights Agent; and

         (iii) payment by certified cheque, banker's draft or money order payable to the order of the Rights Agent, or by wire transfer to an account designated by the Rights Agent, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

(e) Upon receipt of a Rights Certificate, which is accompanied by an appropriately completed and duly executed Election to Exercise (which does not indicate that such Right is null and void as provided by Subsection 3.1(b)) and payment as set forth in Subsection 2.2(d), the Rights Agent (unless otherwise instructed by the Corporation) will thereupon promptly:

         (i) requisition from the transfer agent of the Common Shares certificates representing the number of Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

         (ii) after receipt of such Common Share certificates, deliver such certificates to, or to the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

         (iii) when appropriate, requisition from the Corporation the amount of cash, if any, to be paid in lieu of issuing fractional Common Shares;

         (iv) when appropriate, after receipt of such cash, deliver such cash to, or to the order of, the registered holder of the Rights Certificate; and

         (v) tender to the Corporation all payments received on exercise of the Rights.

(f) If the holder of any Rights shall exercise less than all of the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

(g)      The Corporation shall:

         (i) take all such action as may be necessary and within its power to ensure that all Common Shares delivered upon the exercise of Rights shall, at the time of delivery of the certificates for such Common Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

         (ii) take all such action as may reasonably be considered to be necessary and within its power to comply with any applicable requirements of the Canada Business Corporations Act, the Securities Act, the U.S. Exchange Act, the United States Securities Act of 1933, as amended, and applicable comparable legislation of each of the provinces and territories of Canada and states of the United States of

                  America, or the rules and regulations thereunder or any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights, the Rights Certificates and the issuance of any Common Shares upon exercise of the Rights;

         (iii) use reasonable efforts to cause all Common Shares issued upon exercise of the Rights to be listed on the stock exchanges on which the Common Shares are listed at that time;

         (iv) cause to be reserved and kept available out of its authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

         (v) pay when due and payable, if applicable, any and all federal, provincial, state and municipal taxes (not in the nature of income, capital gains or withholding taxes) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares issued upon the exercise of Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer of Rights or the issuance or delivery of certificates for Common Shares issued upon the exercise of Rights, in a name other than that of the holder of the Rights being transferred or exercised; and

         (vi) after the Separation Time, except as permitted by Section 5.1 or Section 5.4, not take (or permit any corporation it controls to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3      ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS

(a) The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3 and in Article 3. Fractional interests in securities resulting from such adjustments are subject to Section 5.5. For greater certainty, no adjustment shall be made pursuant to this Section 2.3 or
         Article 3 in respect of the Arrangement or securities issued in connection therewith.

(b) In the event that the Corporation shall at any time after the Record Time and prior to the Expiration Time:

         (i) declare or pay a dividend on the Common Shares payable in Voting Shares or Convertible Securities in respect thereof other than pursuant to any dividend reinvestment plan or program;

         (ii) subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

         (iii) consolidate, combine or change the then outstanding Common Shares into a smaller number of Common Shares; or

         (iv) issue any Voting Shares (or Convertible Securities in respect thereof) in respect of, in lieu of, or in exchange for existing Common Shares, whether in a reclassification, amalgamation, statutory arrangement, consolidation or otherwise;

         the Exercise Price and the number of Rights outstanding (or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon the exercise of Rights) shall be adjusted as follows:

                  (A) If the Exercise Price and number of Rights outstanding are to be adjusted:

                           (x) the Exercise Price in effect after such adjustment (if any) will be equal to the Exercise Price in effect immediately prior to such adjustment (if any) divided by the number of Common Shares (or other securities of the Corporation) that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof; and

                           (y) each Right held prior to such adjustment will become that number of Rights equal to that number that is equal to the number of Common Shares (or other securities of the Corporation) that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold immediately thereafter as a result thereof, and the adjusted number of Rights will be deemed to be allocated among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the securities of the Corporation issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share (or other security of the Corporation) will have exactly one Right associated with it.

                  (B) If the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof.

(c) Adjustments pursuant to Subsection 2.3(b) shall be made successively, whenever an event referred to in Subsection 2.3(b) occurs.

(d)      If an event occurs which would require an adjustment under both this
         Section 2.3 and Section 3.1 hereof, the adjustment provided for in this
         Section 2.3 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 3.1 hereof.

(e) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in Subsection 2.3(b), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such Common Share.

(f) In the event the Corporation shall, at any time after the Record Time and prior to the Expiration Time, fix a record date for the making of a distribution to all holders of Common Shares of rights or warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or Convertible Securities in respect of Common Shares) at a price per Common Share (or, in the case of such a Convertible Security, having a conversion, exchange or exercise price per share (including the price required to be paid to purchase such Convertible Security)) less than 90% of the Market Price per Common Share on such record date, the Exercise Price in effect after such record date (if any) will equal the Exercise Price in effect immediately prior to such record date (if any) multiplied by a fraction;

         (i) of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the Convertible Securities so to be offered (including the price required to be paid to purchase such Convertible Securities)) would purchase at such Market Price per Common Share; and

         (ii) of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the Convertible Securities so to be offered are initially convertible, exchangeable or exercisable).

         In case such subscription price is satisfied, in whole or in part, by consideration other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted in the manner contemplated above based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued on the exercise of such rights or warrants.

         For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to any dividend or interest reinvestment plan or program or any share purchase plan or program providing for the reinvestment of dividends or interest payable on securities of the Corporation or the investment of periodic optional payments or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants by the Corporation) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that in the case of any dividend or interest reinvestment or share purchase plan or program, the right to purchase Common Shares is at a price per share of not less than 90% of the current market price per share (determined as provided in such plans) of the Common Shares.

(g) In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the making of a distribution to all holders of Common Shares of (i) evidences of indebtedness or assets (other than a Regular Cash Dividend or a dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), (ii) rights or warrants entitling them to subscribe for or purchase Voting Shares (or Convertible Securities in respect of Voting Shares), at a price per Voting Share (or, in the case of a Convertible Security in respect of Voting Shares, having a conversion, exchange or exercise price per share (including the price required to be paid to purchase such Convertible Security)) less than 90% of the Market Price per Common Share on such record date (excluding rights or warrants referred to in Subsection 2.3(f)) or
         (iii) other securities of the Corporation, the Exercise Price in effect after such record date (if any) shall be equal to the Exercise Price in effect immediately prior to such record date (if any) less the fair market value (as determined in good faith by the Board of Directors) of the portion of the assets, evidences of indebtedness, rights or warrants or other securities so to be distributed applicable to each of the securities purchasable upon exercise of one Right. Such adjustment shall be made successively whenever such a record date is fixed.

(h)      Each adjustment made pursuant to Section 2.3 shall be made as of

         (i) the payment or effective date for the applicable dividend, subdivision, change, consolidation or issuance, in the case of an adjustment made pursuant to Subsection 2.3(b) above; and

         (ii) the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to Subsections 2.3(f) or 2.3(g) above, subject to readjustment to reverse the same if such distribution shall not be made.

(i) In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time issue any shares (other than Common Shares), or rights or warrants to subscribe for or purchase any such shares, or Convertible Securities in respect of any such shares, in a transaction referred to in any of subclauses 2.3(b)(i) to (iv), Subsection 2.3(f) or Subsection 2.3(g) above, if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(b), 2.3(f) and 2.3(g) above in connection with such transaction would not appropriately protect the interests of the holders of Rights, the Board of Directors may from time to time acting in good faith determine what other adjustments, if any, to the Exercise Price, number of Rights or securities purchasable upon exercise of Rights would be appropriate in the circumstances, if any, and such other adjustments (if any) shall be made upon the Board of Directors providing written certification thereof to the Rights Agent pursuant to Subsection 2.3(q) and no adjustments contemplated by Subsections 2.3(b), 2.3(f) or 2.3(g) shall be made notwithstanding the terms thereof. The Corporation and the Rights Agent shall amend this Agreement in accordance with Section 5.4 to provide for any such other adjustments contemplated by this Subsection 2.3(i).

(j) Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Exercise Price made pursuant to this Section 2.3 shall be calculated to the nearest cent.

(k) All Rights originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(l) Unless the Corporation shall have exercised its election as provided in Subsection 2.3(m) to adjust the number of Rights in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right, upon each adjustment of the Exercise Price as a result of the calculations made in Subsections 2.3(f) and 2.3(g), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares obtained by:

         (i) multiplying (A) the number of Common Shares covered by a Right immediately prior to such adjustment, by (B) the Exercise Price in effect immediately prior to such adjustment; and

         (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

(m) The Corporation may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become the number of Rights obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights pursuant to this Subsection 2.3(m), indicating the record date for the adjustment; and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Subsection 2.3(m), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 5.5, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

(n) In any case in which this Section 2.3 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(o) Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such adjustments in the Exercise Price, in addition to those adjustments expressly required by this
         Section 2.3, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any
         (i) subdivision or consolidation of the Common Shares, (ii) issuance wholly for cash of any Common Shares at less than the applicable Market Price, (iii) issuance wholly for cash of any Common Shares or securities that by their terms are exchangeable for or convertible into or give a right to acquire Common Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

(p) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to represent the securities so purchasable which were represented in the initial Rights Certificates issued hereunder.

(q)      Whenever an adjustment to the Exercise Price is made pursuant to this
         Section 2.3, the Corporation shall

         (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment; and

         (ii) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and mail a brief summary thereof to each holder of Rights who requests a copy.

         Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4      DATE ON WHICH EXERCISE IS EFFECTIVE

         Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising Person hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next Business Day on which the Common Share transfer books of the Corporation are open.

2.5      EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

(a) The Rights Certificates shall be executed on behalf of the Corporation by one of the Chief Executive Officer or President, together with one of the Chief Financial Officer, Chief Legal Officer or Corporate Secretary. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(b) Promptly following the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature and a statement describing the Rights, and the Rights Agent shall countersign manually (or by facsimile signature in a manner satisfactory to the Corporation) and deliver such Rights Certificates and statement to the holders of the Rights pursuant to Section 2.2 hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c) Each Rights Certificate shall be dated the date of countersignature thereof.

2.6      REGISTRATION, TRANSFER AND EXCHANGE

(a) After the Separation Time, the Corporation shall cause to be kept a register (the "RIGHTS REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "RIGHTS REGISTRAR" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

(b) After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsections 2.6(d) and 3.1(b) below, the Corporation will execute, and the Rights Agent will countersign, deliver and register, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(c) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(d) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

2.7      MUTILATED, LOST, STOLEN AND DESTROYED RIGHTS CERTIFICATES

(a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time: (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and (ii) such security or indemnity as may be reasonably required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and, upon the Corporation's request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)      As a condition to the issuance of any new Rights Certificate under this
         Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(d) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8      PERSONS DEEMED OWNERS

         The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "HOLDER" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).

2.9      DELIVERY AND CANCELLATION OF CERTIFICATES

         All Rights Certificates surrendered upon exercise or for redemption, for registration of transfer or for exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9 except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable law, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10     AGREEMENT OF RIGHTS HOLDERS

         Every holder of Rights, by accepting such Rights, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

(a) to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b) that, prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share;

(c) that, after the Separation Time, the Rights will be transferable only on the Rights Register as provided herein;

(d) that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e) that such holder of Rights has waived its right to receive any fractional Rights or any fractional Common Shares or other securities upon exercise of a Right (except as provided herein);

(f) that, subject to the provisions of Section 5.4, without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time as provided herein; and

(g) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

                                   ARTICLE 3
                            ADJUSTMENTS TO THE RIGHTS

3.1      FLIP-IN EVENT

(a) Subject to Sections 3.1(b) and 5.1, in the event that prior to the Expiration Time a Flip-in Event occurs, each Right shall thereafter constitute the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares of the Corporation as have an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that, after such date of consummation or occurrence, an event of a type analogous to any of the events described in Section 2.3 shall have occurred with respect to such Common Shares).

(b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date, or which may thereafter be Beneficially Owned, by:

         (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any other Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of such other Person); or

         (ii) a transferee of Rights, direct or indirect, from an Acquiring Person (or from any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate thereof) where such a transferee becomes a transferee concurrently with or subsequent to the Acquiring Person becoming such in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person (or of any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person), that has the purpose or effect of avoiding Clause 3.1(b)(i);

         shall become null and void without any further action and any holder of such Rights (including any transferee of, or other successor entitled to, such Rights, whether directly or indirectly) shall thereafter have no right to exercise such Rights under any provisions of this Agreement and further shall thereafter not have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this Subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this Subsection 3.1(b) and such Rights shall become null and void.

(c) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either of Clauses 3.1(b)(i) or 3.1(b)(ii) or transferred to any Nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain or will be deemed to contain the following legend:

                  "The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or to a Person acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby shall be void in the circumstances specified in Subsection 3.1(b) of the Rights Agreement.

                  Les Droits representes par le present certificat de Droits ont ete emis a une personne qui etait une personne faisant une acquisition ou un membre du meme groupe qu'elle ou une personne avec qui elle avait des liens (selon la definition de ces termes dans la convention visant les Droits) ou a une personne agissant conjointement ou de concert avec l'un de ceux-ci. Le present certificat de Droits et les Droits representes par celui-ci seront nuls dans les circonstances precisees a l'alinea 3.1(b) de la convention visant les Droits."

         The Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so in writing by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided to do so.

(d) After the Separation Time, the Corporation shall do all such acts and things necessary and within its power to ensure compliance with the provisions of this Section 3.1 including, without limitation, all such acts and things as may be required to satisfy the requirements of the Canada Business Corporations Act, the Securities Act and the securities laws or comparable legislation in each of the provinces of Canada and in any other jurisdiction where the Corporation is subject to such laws and the rules of the stock exchanges or quotation systems where the Common Shares are listed or quoted at such time in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

3.2      FIDUCIARY DUTIES OF THE BOARD OF DIRECTORS OF THE CORPORATION

         For clarification, it is understood that nothing contained in this
Article 3 shall be considered to affect the obligations of the Board of Directors to exercise its fiduciary duties. Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of the Voting Shares reject or accept any Take-over Bid or take any other action including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the shareholders of the Corporation with respect to any Take-over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

                                   ARTICLE 4
                                THE RIGHTS AGENT

4.1      GENERAL

(a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-rights agents ("CO-RIGHTS AGENTS") as it may deem necessary or desirable subject to the prior written approval of the Rights Agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine with the written approval of the Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and other disbursements reasonably incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder, including the reasonable fees and disbursements of counsel and other experts consulted by the Rights Agent pursuant to Subsection 4.3(a). The Corporation also agrees to indemnify the Rights Agent, its officers, directors, employees and agents for, and to hold it harmless against any loss, liability, cost, claim, action, damage, suit or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement including its reasonable legal costs and expenses, which right to indemnification will survive the termination of this Agreement or the removal or resignation of the Rights Agent.

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c) The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

4.2      MERGER, AMALGAMATION, CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3      DUTIES OF RIGHTS AGENT

         The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation) or such other experts that the Rights Agent considers necessary to carry out its duties under this Agreement and the opinion of such counsel or other expert will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion; the Rights Agent may also, with the approval of the Corporation (such approval not to be unreasonably withheld), consult with such other experts (at the expense of the Corporation) as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be a senior officer of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct.

(d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares, or the Rights Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and will be deemed to have been made by the Corporation only.

(e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate, or Rights Certificate (except its countersignature thereon) nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(b) hereof or any adjustment required under the provisions of

         Section 2.3) hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment or any written notice from the Corporation or any holder that a Person has become an Acquiring Person); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to any Common Shares, when issued, being duly and validly authorized, issued and delivered as fully paid and non-assessable.

(f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person designated in writing by the Corporation, and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such individual. It is understood that instructions to the Rights Agent shall, except where circumstances make it impractical or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions shall be confirmed in writing as soon as reasonably practicable after the giving of such instructions.

(h) Subject to applicable law, the Rights Agent and any shareholder or director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment of such attorneys and agents.

4.4      CHANGE OF RIGHTS AGENT

         The Rights Agent may resign and be discharged from its duties under this Agreement by giving 60 days' prior written notice (or such lesser notice as is acceptable to the Corporation) thereof to the Corporation, to each transfer agent of Common Shares and to the holders of the Rights, all in accordance with
Section 5.9 and at the expense of the Corporation. The Corporation may remove the Rights Agent by giving 30 days' prior written notice thereof to the

Rights Agent, to each transfer agent of the Common Shares and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection of the Corporation), then the holder of any Rights or the Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent at the Corporation's expense. Any successor Rights Agent, whether appointed by the Corporation or by such a court, must be a corporation incorporated under the laws of Canada or a province thereof and authorized to carry on the business of a trust company in the Province of Ontario. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon receipt of any outstanding fees and expenses then owing, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and mail a notice thereof in writing to the holders of the Rights in accordance with Section 5.9. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent as the case may be.

                                   ARTICLE 5
                                  MISCELLANEOUS

5.1      REDEMPTION, WAIVER AND TERMINATION

(a) Subject to the prior consent of the holders of the Voting Shares or the Rights obtained as set forth herein, the Board of Directors acting in good faith may, at any time prior to a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to this Section 5.1, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right (appropriately adjusted in a manner analogous to the applicable adjustments provided for in Section 2.3 in the event that an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the "REDEMPTION PRICE")).

(b) The Board of Directors shall waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Board of Directors has determined, following the Stock Acquisition Date and prior to the Separation Time, that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Board of Directors, such Stock Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to this Subsection 5.1(b) may only be given on the condition that such Person, within 10 days after the foregoing determination by the Board of Directors or such later date as the Board of Directors may determine (the "DISPOSITION DATE"), has reduced its Beneficial Ownership of Voting Shares such that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the Close of Business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date and Section 3.1 shall apply thereto.

(c) In the event that a Person acquires Voting Shares pursuant to a Permitted Bid or an Exempt Acquisition referred to in Subsection 5.l(d), then the Board of Directors of the Corporation shall, immediately upon the consummation of such acquisition and without further formality, be deemed to have elected to redeem the Rights at the Redemption Price.

(d) The Board of Directors acting in good faith may prior to the occurrence of the relevant Flip-in Event, upon prior written notice delivered to the Rights Agent, determine to waive the application of Section 3.1 to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a take-over bid circular to all holders of record of Voting Shares provided that if the Board of Directors waives the application of Section 3.1 in respect of a Take-over Bid pursuant to this Subsection 5.1(d), the Board of Directors shall also be deemed to have waived the application of Section 3.1 in respect of any other Take-over Bid made by means of a take-over bid circular to all holders of record of Voting Shares prior to the expiry of any Take-over Bid (as the same may be extended from time to time) in respect of which a waiver is, or is deemed to have been, granted under this Subsection 5.1(d).

(e) The Board of Directors acting in good faith may with the prior consent of the holders of Voting Shares obtained as set forth herein prior to the occurrence of the relevant Flip-In Event, upon prior written notice delivered to the Rights Agents, determine to waive the application of
         Section 3.1 to a Flip-In Event that may occur by reason of an acquisition of Voting Shares other than pursuant to a Take-Over Bid made by means of a take-over bid circular to all holders of record of Voting Shares and other than in the circumstances set out in Subsection 5.1(b). In the event that the Board of Directors proposes such a waiver, the Board of Directors shall extend the Separation Time to a time and date subsequent to and not more than 10 Business Days following the meeting of shareholders held to approve such waiver.

(f) Where a Take-over Bid that is not a Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price without the consent of the holders of the Voting Shares or the Rights and reissue Rights under this Agreement to holders of record of Voting Shares immediately following such redemption. Upon the Rights being redeemed and reissued pursuant to this Subsection 5.1(f), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares at the Separation Time had not been mailed to each such holder, and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred and the Corporation shall be deemed to have issued replacement Rights to the holders of its then outstanding Common Shares.

(g) If the Board of Directors is deemed under Subsection 5.1(c) to have elected or elects under Subsection 5.1(a) to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

(h) Within 10 days after the Board of Directors is deemed under Subsection 5.1(c) to have elected or elects under Subsection 5.1(a) or (f) to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Voting Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(i) If a redemption of Rights pursuant to subsection 5.1(a) or a waiver of a Flip-in Event pursuant to Subsection 5.1(e) is proposed at any time prior to the Separation Time, such redemption or waiver shall be submitted for approval to the holders of Voting Shares. Such approval shall be deemed to have been given if the redemption or waiver is approved by the affirmative vote of a majority of the votes cast by Independent Shareholders represented in person or by proxy at a meeting of such holders duly held in accordance with applicable laws and the Corporation's by-laws.

(j) If a redemption of Rights pursuant to subsection 5.1(a) or a waiver of a Flip-in Event pursuant to Subsection 5.1(e) is proposed at any time after the Separation Time, such redemption or waiver shall be submitted for approval to the holders of Rights. Such approval shall be deemed to have been given if the redemption or waiver is approved by holders of Rights as set forth in Subsection 5.4(d).

5.2      EXPIRATION

         No person will have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except in respect of any right to receive cash, securities or other property which has accrued at the Expiration Time and except as specified in Subsections 4.1(a) and 4.1(b) hereof.

5.3      ISSUANCE OF NEW RIGHTS CERTIFICATES

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4      SUPPLEMENTS AND AMENDMENTS

(a) Subject to Subsections 5.4(b) and (c) and this Subsection 5.4(a), the Corporation may from time to time amend, vary or delete any of the provisions of this Agreement and the Rights provided that no amendment, variation or deletion made on or after the date of the meeting of shareholders at which the resolution referred to in Section 5.21 is to be considered shall be made without the prior consent of the holders of the Rights, given as provided in Subsection 5.4(b) below, except that amendments, variations or deletions made for any of the following purposes shall not require such prior approval but shall be subject to subsequent ratification in accordance with Subsection 5.4(b):

         (i) in order to make such changes as are necessary in order to maintain the validity of this Agreement and the Rights as a result of any change in any applicable legislation, regulations or rules; or

         (ii) in order to make such changes as are necessary in order to cure any clerical or typographical error.

(b) Any amendment, variation or deletion to or from this Agreement made by the Board of Directors pursuant to Subsection 5.4(a) shall:

         (i) if made prior to the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect of such amendment, variation or deletion, confirm or reject such amendment or supplement; or

         (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be held on a date not later than the date of the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by a majority of the votes cast by the holders of Rights which have not become void pursuant to Subsection 3.1(b) who vote in respect of such amendment, variation or deletion, confirm or reject such amendment or supplement.

         Any amendment, variation or deletion pursuant to Subsection 5.4(a) shall be effective only when so consented to by the holders of Voting Shares or Rights, as applicable (except in the case of an amendment, variation or deletion referred to in any of Clauses 5.4(a)(i) or (ii), which shall be effective from the date of the resolution of the Board of Directors adopting such amendment, variation or deletion and shall continue in effect until it ceases to be effective (as in this paragraph described) and, where such amendment, variation or deletion is confirmed, it shall continue in effect in the form so confirmed). If an amendment, variation or deletion pursuant to Clause 5.4(a)(i) or
         (ii) is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment, variation or deletion shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend, vary or delete any provision of this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights, as the case may be.

(c)      For greater certainty and notwithstanding anything herein contained,
         (i) the Corporation, at or prior to the meeting of shareholders referred to in Section 5.21 or any adjournment or postponement thereof, may supplement or amend this Agreement without the approval of any holders of Rights or Voting Shares in order to make any changes that the Board of Directors acting in good faith may deem necessary or desirable, (ii) no amendment, variation or deletion to the provisions of Article 4 shall be made except with the concurrence of the Rights Agent thereto, and (iii) neither the exercise by the Board of Directors of any power or discretion conferred on it hereunder nor the making by the Board of Directors of any determination or the granting of any waiver it is permitted to make or give hereunder shall constitute an amendment, variation or deletion of the provisions of this Agreement or the Rights, for purposes of this Section 5.4 or otherwise.

(d) The approval, confirmation or consent of the holders of Rights with respect to any matter arising hereunder shall be deemed to have been given if the action requiring such approval, confirmation or consent is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof or which, prior to the Separation Time, are held otherwise than by Independent Shareholders) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's By-laws and the Canada Business Corporations Act with respect to meetings of shareholders of the Corporation.

(e) The Corporation shall be required to provide the Rights Agent with notice in writing of any such amendment, variation or deletion to this Agreement as referred to in this Section 5.4 within 5 days of effecting such amendment, variation or deletion.

(f)      Any supplement or amendment to this Agreement pursuant to Subsections
         5.4 (b) through (e) shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority having jurisdiction over the Corporation, including without limitation any requisite approval of stock exchanges on which the Common Shares are listed.

5.5      FRACTIONAL RIGHTS AND FRACTIONAL SHARES

(a) The Corporation will not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time there shall be paid, in lieu of such fractional Rights, to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of a whole Right. The Rights Agent shall have no obligation to make any payments in lieu of fractional Rights unless the

         Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with Section 2.2
         (e).

(b) The Corporation shall not be required to issue fractional Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share at the date of such exercise. The Rights Agent shall have no obligation to make any payments in lieu of fractional Common Shares unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with
         Section 2.2(e).

5.6      RIGHTS OF ACTION

         Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in this Agreement and in such holder's Rights Certificate. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

5.7      HOLDER OF RIGHTS NOT DEEMED A SHAREHOLDER

         No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable on the exercise of Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.8 hereof) or to receive dividends or subscription rights or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

5.8      NOTICE OF PROPOSED ACTIONS

         In case the Corporation proposes after the Separation Time and prior to the Expiration Time to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation's assets, then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action by the Corporation.

5.9      NOTICES

         Notices or demands authorized or required by this Agreement to be given or made to or by the Rights Agent, the holder of any Rights or the Corporation will be sufficiently given or made and shall be deemed to be received if delivered or sent by first-class mail, postage prepaid, or by fax machine or other means of printed telecommunication, charges prepaid and confirmed in writing by mail or delivery, addressed (until another address is filed in writing with the Rights Agent or the Corporation, as applicable), as follows:

               (a)  if to the Corporation:
                    Nortel Networks Corporation
                    8200 Dixie Road, Suite 100
                    Brampton, Ontario
                    L6T 5P6
                    Attention: Corporate Secretary
                    Facsimile No. (905) 863-8386

               (b)  if to the Rights Agent:
                    Computershare Trust Company of Canada
                    100 University Avenue
                    9th Floor
                    Toronto, Ontario M5J 2Y1
                    Attention: Senior Manager, Client Services
                    Facsimile No. (416) 981-9800


               (c) if to the holder of any Rights, to the address of such holder as it appears on the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares.

5.10     COSTS OF ENFORCEMENT

         The Corporation agrees that if the Corporation or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

5.11     REGULATORY APPROVALS

         Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to applicable law and to the receipt of any requisite approval or consent from any governmental or regulatory authority. Without limiting the generality of the foregoing, any issuance or delivery of debt or equity securities (other than non-convertible debt securities) of the Corporation upon the exercise of Rights and any amendment to this Agreement shall be subject to any required prior consent of the stock exchange(s) on which the Corporation is from time to time listed or has been listed during the six months prior to such amendment.

5.12     DECLARATION AS TO NON-CANADIAN AND NON-U.S. HOLDERS

         If in the opinion of the Board of Directors (who may rely upon the advice of counsel), any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada and the United States of America, its territories and possessions, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure that such compliance is not required, including without limitation establishing procedures for the issuance to a Canadian resident Fiduciary of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto (but reserving to the Fiduciary or to the Fiduciary and the Corporation, as the Corporation may determine, absolute discretion with respect thereto) and the sale thereof and remittance of the proceeds of such sale, if any, to the Persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada and a province or territory thereof and the United States of America and any state thereof in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.13     SUCCESSORS

         All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

5.14     BENEFITS OF THIS AGREEMENT

         Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.15     SHAREHOLDER REVIEW

         At or prior to the annual meeting of shareholders of the Corporation to be held in 2006, provided that a Flip-in Event has not occurred prior to such time, the Board of Directors shall submit a resolution ratifying the continued existence of this Agreement to the Independent Shareholders for their consideration and, if thought advisable, approval. Unless a majority of the votes cast by Independent Shareholders who vote in respect of such resolution are voted in favour of the continued existence of this Agreement, the Board of Directors shall, immediately upon the confirmation by the chairman of such shareholders' meeting of the result of the vote on such resolution and without further formality, be deemed to have elected to redeem the Rights at the Redemption Price.

5.16     DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS

         All actions, calculations, interpretations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors pursuant to this Agreement, in good faith, (i) may be relied on by the Rights Agent, and (ii) shall not subject the Board of Directors to any liability to the holders of the Rights or to any other parties.

5.17     GOVERNING LAW

         This Agreement and the Rights issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and the laws of Canada applicable therein and for all purposes will be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

5.18     LANGUAGE

         Les parties aux presentes ont exige que la presente convention ainsi que tous les documents et avis qui s'y rattachent ou qui en decoulent soient rediges en langue anglaise. The parties hereto have required that this Agreement and all documents and notices related thereto or resulting therefrom be drawn up in English.

5.19     COUNTERPARTS

         This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

5.20     SEVERABILITY

         If any term or provision hereof or the application thereof to any circumstance is, in any jurisdiction and to any extent, invalid or unenforceable, such term or provision will be ineffective only to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable the remaining terms and provisions hereof or the enforceability thereof in any other jurisdiction or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.21     EFFECTIVE DATE

         The Original Agreement is effective and in full force and effect from and after the Effective Date. If a majority of the votes cast by the Independent Shareholders who vote in respect of a resolution to ratify and approve the continued existence of the Original Agreement and the amendment and restatement thereof as provided herein at the annual meeting of shareholders of the Corporation to be held in 2003 are voted in favour of such resolution, this Agreement shall upon such approval of such resolution amend, restate and supersede the Original Agreement and shall be deemed to be effective from and after the Effective Date. If such resolution is not then so approved by the aforesaid Independent Shareholders, this Agreement shall have no force or effect. For greater certainty, unless a majority of the votes cast by Independent Shareholders who vote in respect of such resolution are voted in favour of such resolution, the Board of Directors shall, immediately upon the confirmation by the chairman of such shareholders' meeting of the result of the vote on such resolution and without further formality, be deemed to have elected to redeem the Rights at the Redemption Price in accordance with the terms of the Original Agreement.

5.22     TIME OF THE ESSENCE

         Time shall be of the essence hereof.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of February 14, 2003.

                                           NORTEL NETWORKS CORPORATION


                                           By:     /s/ NICHOLAS J. DEROMA
                                                   ---------------------------

                                                   Nicholas J. DeRoma
                                                   Chief Legal Officer


                                           By:     /s/ BLAIR F. MORRISON
                                                   ---------------------------

                                                   Blair F. Morrison
                                                   Assistant Secretary


                                          COMPUTERSHARE TRUST COMPANY OF CANADA



                                           By:     /s/ LARA DONALDSON
                                                   ---------------------------
                                                   Lara Donaldson
                                                   Professional, Client Services


                                           By:     /s/ DONNA McLAUGHLIN
                                                   ---------------------------
                                                   Donna McLaughlin
                                                   Manager, Client Services

                                    EXHIBIT A

                           Form of Rights Certificate



Certificate No.                                                           Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(b) OF SUCH AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, CERTAIN RELATED PARTIES OF AN ACQUIRING PERSON OR A TRANSFEREE OF AN ACQUIRING PERSON OR ANY SUCH RELATED PARTIES WILL BECOME VOID WITHOUT FURTHER ACTION.

RIGHTS CERTIFICATE



This certifies that o is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Amended and Restated Shareholder Rights Plan Agreement made as of February 14, 2003 between Nortel Networks Corporation, a corporation existing under the laws of Canada, (the "CORPORATION") and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada, as Rights Agent (the "RIGHTS AGENT"), which term shall include any successor Rights Agent under the Rights Agreement, as such agreement may from time to time be amended, varied, restated or replaced (the "RIGHTS AGREEMENT") to purchase from the Corporation, at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one fully paid common share of the Corporation (a "COMMON SHARE") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate, together with the Form of Election to Exercise appropriately completed and duly executed, to the Rights Agent at its principal office in Toronto. Until adjustment thereof in certain events as provided in the Rights Agreement, the Exercise Price shall be an amount equal to three times the Market Price (as defined in the Rights Agreement) per Common Share (determined as of the Separation Time) per Right (payable by certified cheque, banker's draft or money order payable to the order of the Rights Agent or by wire transfer to an account designated by the Rights Agent). The number of Common Shares which may be purchased for the Exercise Price is subject to adjustment as set forth in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent in Toronto, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Corporation at a redemption price of $0.0001 per Right subject to adjustment in certain events.

No fractional Common Share will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of any meeting or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation.

Date:

                                NORTEL NETWORKS CORPORATION



                                Per: ___________________________________________



                                Per: ___________________________________________



                                Countersigned:

                                COMPUTERSHARE TRUST COMPANY OF
                                CANADA, in the City of Toronto

                                Per: ___________________________________________

                          FORM OF ELECTION TO EXERCISE

The undersigned hereby irrevocably elects to exercise _________________________ whole Rights represented by this Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of and delivered to:




____________________________________________________________
Name

____________________________________________________________
Address

____________________________________________________________
City and Province

____________________________________________________________
Social Insurance No. or other taxpayer identification number



If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


____________________________________________________________
Name

____________________________________________________________
Address

____________________________________________________________
City and Province

____________________________________________________________
Social Insurance No. or other taxpayer identification number

Date:  _______________________________       ___________________________________
                                                          Signature

_______________________________________
        Signature Guaranteed
                                              (Signature must correspond to name
                                              as written upon theface of this
                                              Rights Certificate in every
                                              particular, without alteration or
                                              enlargement or any change
                                              whatsoever)



Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company, a member firm of a recognized stock exchange in Canada, a member of a registered national securities exchange in the United States, or a member of the Securities Transfer Association Medallion (STAMP) Program.

                     (To be completed by the holder if true)

The undersigned hereby certifies and represents, for the benefit of the Corporation and all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or by an Affiliate or Associate of an Acquiring Person or any other Person acting jointly or in concert with any of the foregoing (as such terms are defined in the Rights Agreement).


                                             ___________________________________
                                                Signature


                                     NOTICE

IN THE EVENT THAT THE CERTIFICATION SET FORTH ABOVE IN THE FORM OF ELECTION TO EXERCISE IS NOT COMPLETED, THE CORPORATION SHALL DEEM THE BENEFICIAL OWNER OF THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE TO BE AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND, ACCORDINGLY, SUCH RIGHTS SHALL BE NULL AND VOID.

                               FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


________________________________________________________________________________
(Please print name and address of transferee) the Rights represented by this Rights Certificate, together with all right, title and interest therein.




Date:  _______________________________       ___________________________________
                                                        Signature
_______________________________________
(Signature Guaranteed)                     (Signature must correspond to name as
                                           written upon the face of this Rights
                                           Certificate in every particular,
                                           without alteration or enlargement or
                                           any change whatsoever)


Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company, a member firm of a recognized stock exchange in Canada, a member of a registered national securities exchange in the United States, or a member of the Securities Transfer Association Medallion (STAMP) Program.

                    (To be completed by the assignor if true)

The undersigned hereby certifies and represents, for the benefit of the Corporation and all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned have never been, Beneficially Owned by an Acquiring Person or by an Affiliate or Associate of an Acquiring Person or any other Person acting jointly or in concert with any of the foregoing (as such terms are deemed in the Rights Agreement).



                                             ___________________________________
                                              Signature

                                             ___________________________________
                                             (Please print name below signature)


                                     NOTICE

IN THE EVENT THAT THE CERTIFICATION SET FORTH ABOVE IN THE FORM OF ASSIGNMENT IS NOT COMPLETED, THE CORPORATION SHALL DEEM THE BENEFICIAL OWNER OF THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE TO BE AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND, ACCORDINGLY, SUCH RIGHTS SHALL TO BE NULL AND VOID.

Certificat n DEGREES                                                      Droits

LES DROITS PEUVENT ETRE RACHETES, AU GRE DE LA SOCIETE, SELON LES MODALITES INDIQUEES DANS LA CONVENTION VISANT UN REGIME DE DROITS DE SOUSCRIPTION DES ACTIONNAIRES. DANS CERTAINES CIRCONSTANCES (PRECISEES A L'ALINEA 3.1(b) DE CETTE CONVENTION), LES DROITS DETENUS EN PROPRIETE EFFECTIVE PAR UNE PERSONNE FAISANT UNE ACQUISITION, CERTAINES PARTIES APPARENTEES A UNE PERSONNE FAISANT UNE ACQUISITION OU LE CESSIONNAIRE D'UNE PERSONNE FAISANT UNE ACQUISITION OU D'UNE DE CES PARTIES APPARENTEES DEVIENDRONT NULS SANS AUTRE FORMALITE.

CERTIFICAT DE DROITS


Les presentes attestent que o est le porteur inscrit du nombre de Droits indique ci-dessus, dont chacun permet au porteur inscrit des Droits, sous reserve des modalites, dispositions et conditions de la convention visant un regime de droits de souscription des actionnaires modifiee et mise a jour intervenue en date du 14 fevrier 2003 entre Corporation Nortel Networks, societe existant en vertu des lois du Canada (<< SOCIETE >>) et la Societe de fiducie Computershare du Canada, societe de fiducie constituee en vertu des lois du Canada, en qualite d'agent des Droits (<< AGENT DES DROITS >>), terme qui comprend tout successeur de l'agent des Droits conformement a la convention visant les Droits, en sa version pouvant etre modifiee, mise a jour ou remplacee de temps a autre (<< CONVENTION VISANT LES DROITS >>), d'acheter aupres de la Societe, en tout temps apres l'heure de separation et avant l'heure d'expiration (selon la definition de ces termes dans la convention visant les Droits) une action ordinaire entierement liberee de la Societe (<< ACTION ORDINAIRE >>) au prix d'exercice indique ci-dessous, sur presentation et remise du present certificat de Droits, accompagne du formulaire de choix d'exercice adequatement rempli et dument signe, a l'agent des Droits a son bureau principal de Toronto. Tant qu'il ne sera pas ajuste dans certaines circonstances prevues dans la convention visant les Droits, le prix d'exercice sera un montant egal a trois fois le prix du marche (selon la definition donnee dans la convention visant les Droits) par action ordinaire (determine a l'heure de separation) pour chaque Droit (payable par cheque certifie, traite bancaire ou mandat-poste etabli a l'ordre de l'agent des Droits ou par virement telegraphique a un compte designe par celui-ci). Le nombre d'actions ordinaires pouvant etre achete pour le prix d'exercice peut faire l'objet d'ajustements comme le stipule la convention visant les Droits.

Le present certificat de Droits est assujetti a toutes les modalites, dispositions et conditions de la convention visant les Droits, lesquelles sont integrees dans les presentes par renvoi et en font partie integrante, convention a laquelle il est fait renvoi par les presentes pour la description complete des droits, restrictions des droits, obligations, fonctions et immunites qu'elle confere a l'agent des Droits, a la Societe et aux porteurs des certificats de Droits. Des copies de la convention visant les Droits sont conservees au siege social de la Societe et peuvent etre obtenues sur demande ecrite.

Le present certificat de Droits, avec ou sans autres certificats de Droits, peut, sur remise au bureau principal de l'agent des Droits a Toronto, etre echange contre un ou plusieurs autres certificats de Droits de la meme teneur attestant un nombre global de Droits egal au nombre global des Droits attestes par le ou les certificats de Droits remis. Si le present certificat de Droits est exerce en partie, le porteur inscrit aura le droit de recevoir, sur remise de celui-ci, un ou plusieurs autres certificats de Droits representant le nombre de Droits entiers qui n'auront pas ete exerces.

Sous reserve des dispositions de la convention visant les Droits, les Droits attestes par le present certificat de Droits peuvent etre rachetes par la Societe au prix de rachat de 0,0001 $ par Droit, sous reserve d'ajustements dans certaines circonstances.

Aucune fraction d'action ordinaire ne sera emise au moment de l'exercice d'un ou de plusieurs Droits attestes par les presentes mais, en remplacement de celle-ci, un paiement comptant sera effectue comme le prevoit la convention visant les Droits.

Aucun porteur du present certificat de Droits, en tant que tel, ne sera habile a voter ou a recevoir des dividendes ni ne sera repute a quelque fin que ce soit etre le porteur d'actions ordinaires ou d'autres titres pouvant etre emissibles a un moment quelconque au moment de l'exercice du present certificat, et aucune disposition de la convention visant les Droits ou du present certificat ne devra etre interpretee comme conferant au porteur du present certificat, en tant que tel, l'un quelconque des droits d'un actionnaire de la Societe ni le droit de voter en vue de l'election d'administrateurs ou a l'egard de toute question soumise aux actionnaires a une assemblee de ceux-ci, ni le droit d'approuver ou de s'abstenir d'approuver toute mesure prise par la Societe, ni le droit de recevoir l'avis de convocation a quelque assemblee des actionnaires que ce soit ou un avis des autres mesures visant les actionnaires de la Societe (sauf comme le prevoit la convention visant les Droits), ni le droit de recevoir des dividendes ou des droits de souscription ni quelque autre droit, et ce, tant que les Droits attestes par le present certificat de Droits n'auront pas ete exerces comme le prevoit la convention visant les Droits.

Le present certificat de Droits n'est pas valide a quelque fin que ce soit tant qu'il n'a pas ete contresigne par l'agent des Droits.

EN FOI DE QUOI le fac-simile de la signature des dirigeants appropries de la Societe a ete appose sur le present certificat de Droits.

Date :

                                   CORPORATION NORTEL NETWORKS




                                   Par :________________________________________


                                   Par :________________________________________

                                   Contresignature :
                                   SOCIETE DE FIDUCIE COMPUTERSHARE DU CANADA dans la ville de Toronto





                                   Par :________________________________________

                         FORMULAIRE DE CHOIX D'EXERCICE

Par les presentes, le soussigne choisit irrevocablement d'exercer _____________________ Droits entiers attestes par le present certificat de Droits en vue de l'achat des actions ordinaires emissibles au moment de l'exercice de ces Droits et demande que les certificats attestant ces actions ordinaires soient emis au nom de la personne suivante et lui soient livres :



_______________________________________________________
Nom

_______________________________________________________
Adresse

_______________________________________________________
Ville et province

_______________________________________________________
Numero d'assurance sociale ou autre numero d'identification du contribuable


Si ce nombre de Droits ne constitue pas la totalite des Droits attestes par le present certificat de Droits, un nouveau certificat de Droits attestant le reste de ces Droits sera immatricule au nom de la personne suivante et lui sera livre:



_______________________________________________________
Nom

_______________________________________________________
Adresse

_______________________________________________________
Ville et province

_______________________________________________________
Numero d'assurance sociale ou autre numero d'identification du contribuable





Date : ______________________________        ___________________________________
                                                         Signature

_____________________________________
(Signature avalisee)                         (La signature doit correspondre en
                                             tous points au nom apparaissant au
                                             recto du present certificat de
                                             Droits, sans modification, ajout
                                             ni changement d'aucune sorte.)

La signature doit etre avalisee par une banque a charte canadienne, une societe de fiducie canadienne, une firme membre d'une bourse reconnue au Canada ou d'une bourse nationale inscrite aux Etats-Unis ou un membre du Securities Transfer Association Medallion Program (programme STAMP).


       (Attestation devant etre signee par le porteur si elle est exacte)


Le soussigne atteste et declare par les presentes, au profit de la Societe et de tous les porteurs de Droits et d'actions ordinaires, que les Droits attestes par le present certificat de Droits ne sont pas et, a la connaissance du soussigne, n'ont jamais ete detenus en propriete effective par une personne faisant une acquisition ou un membre du meme groupe qu'elle ou une personne avec qui elle a des liens ou une autre personne agissant conjointement ou de concert avec l'un de ceux-ci (selon la definition de ces termes dans la convention visant les Droits).



                                   _____________________________________________
                                    Signature



                                      AVIS

SI L'ATTESTATION FIGURANT CI-DESSUS DANS LE FORMULAIRE DE CHOIX D'EXERCICE N'EST PAS SIGNEE, LA SOCIETE CONSIDERERA LE VERITABLE PROPRIETAIRE DES DROITS REPRESENTES PAR LE PRESENT CERTIFICAT DE DROITS COMME UNE PERSONNE FAISANT UNE ACQUISITION (SELON LA DEFINITION DONNEE DANS LA CONVENTION VISANT LES DROITS) ET, PAR CONSEQUENT, CES DROITS SERONT NULS ET NON AVENUS.

                             FORMULAIRE DE CESSION


CONTRE VALEUR RECUE, le soussigne vend, cede et transfere par les presentes a

________________________________________________________________________________
(veuillez ecrire le nom et l'adresse du cessionnaire en lettres moulees) les Droits representes par le present certificat de Droits, de meme que tous les droits, titres et interets s'y attachant.




Date : ______________________________        ___________________________________
                                                         Signature

_____________________________________
(Signature avalisee)                         (La signature doit correspondre en
                                             tous points au nom apparaissant au
                                             recto du present certificat de
                                             Droits, sans modification, ajout
                                             ni changement d'aucune sorte.)



La signature doit etre avalisee par une banque a charte canadienne, une societe de fiducie canadienne, une firme membre d'une bourse reconnue au Canada ou d'une bourse nationale inscrite aux Etats-Unis ou un membre du Securities Transfer Association Medallion Program (programme STAMP).

        (Attestation devant etre signee par le cedant si elle est exacte)

Le soussigne atteste et declare par les presentes, au profit de la Societe et de tous les porteurs de Droits et d'actions ordinaires, que les Droits attestes par le present certificat de Droits ne sont pas et, a la connaissance du soussigne, n'ont jamais ete detenus en propriete effective par une personne faisant une acquisition ou un membre du meme groupe qu'elle ou une personne avec qui elle a des liens ou une autre personne agissant conjointement ou de concert avec l'un de ceux-ci (selon la definition de ces termes dans la convention visant les Droits).


                                 _______________________________________________
                                    Signature

                                 _______________________________________________
                                 (Veuillez ecrire le nom en lettres moulees sous la signature)


                                      AVIS

SI L'ATTESTATION FIGURANT CI-DESSUS DANS LE FORMULAIRE DE CESSION N'EST PAS SIGNEE, LA SOCIETE CONSIDERERA LE VERITABLE PROPRIETAIRE DES DROITS REPRESENTES PAR LE PRESENT CERTIFICAT DE DROITS COMME UNE PERSONNE FAISANT UNE ACQUISITION (SELON LA DEFINITION DONNEE DANS LA CONVENTION VISANT LES DROITS) ET, PAR CONSEQUENT, CES DROITS SERONT NULS ET NON AVENUS.